UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________

FORM 8-K
___________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): October 10, 2010

Nevada
(State or Other Jurisdiction of Incorporation)

000-53444	26-1930003
(Commission File Number)	(IRS Employer Identification No.)

1110 East Bonneville Ave., Las Vegas Nevada
(Address of principal executive offices)

866-405-3256
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 5.02

Effective immediately, Boyd Soussana tendered his resignation as an officer and director of the Company.  Mr. Soussana resigned as the CEO of the Company as a result of a criminal indictment filed against him and the likely distraction and impact that the pending investigation could have on the ongoing operations of the Company.

Specifically, on October 10, 2010, a criminal Indictment was handing down in the Southern District of Florida, against Mr. Soussana alleging Securities Fraud, mail fraud and wire fraud and The Estate Vault Inc in connection with the Company’s common stock.  Mr. Soussana denies the allegations and has indicated that he is prepared to launch a vigorous defense.

The Company will, as soon as practicable, provide Mr. Soussana with a copy of this Form 8-K and will provide him with the opportunity to furnish a letter stating whether he agrees with the statements made, and if not, to state in what respects he disagrees.  Any letter received will be filed as an exhibit to an amended Report within two business days of receipt of such letter.

Mr. Soussana’s resignation was tendered verbally and therefore is not attached to this 8K.

With the resignation of Mr. Soussana as an officer and director, the Board appointed Mr. Edward Deutsch to serve as the interim Chief Executive Officer.

Item 9  Financial Statements and Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Estate Vault, Inc.

Dated: October  14, 2010
/s/ Edward Deutsch
Edward Deutsch, CEO

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